Exhibit 99.1
Dave & Buster’s Reports First Quarter 2026 Financial Results
DALLAS, June 15, 2026 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc. (NASDAQ: PLAY) (“Dave & Buster's” or “the Company”), an owner, operator, and franchisor of entertainment and dining venues, today announced financial results for its first quarter of fiscal 2026 ended May 5, 2026.
First Quarter 2026 Financial Summary
•Revenue of $559.2 million decreased 1.5% from the first quarter of fiscal 2025.
•Comparable store sales decreased 5.4% compared to the same calendar period in fiscal 2025.
•Net income totaled $5.7 million, or $0.16 per diluted share, compared to net income of $21.7 million, or $0.62 per diluted share in the first quarter of fiscal 2025. Adjusted net income1 totaled $7.8 million, or $0.22 per diluted share, compared to Adjusted net income1 of $26.7 million, or $0.76 per diluted share in the first quarter of fiscal 2025.
•Adjusted EBITDA1 was $123.2 million compared to $136.1 million in the first quarter of fiscal 2025.
•Adjusted free cash flow2 was positive $25.3 million compared to negative $58.8 million in the first quarter of fiscal 2025.
Additional Events and Commentary
•The Company opened one new domestic store in the first quarter and has opened three additional domestic stores in the second quarter.
•The Company has completed remodels of six Dave & Buster’s stores thus far in fiscal 2026 and expects to complete two additional Dave & Buster’s store remodels during the remainder of fiscal 2026.
•The Company opened its fifth international franchise store in May and sixth international franchise store in June, and expects to open at least one additional international franchise store during the remainder of fiscal 2026.

“While first quarter results fell short of expectations, our back-to-basics strategy is gaining clear traction,” said Tarun Lal, Chief Executive Officer. “We are driving meaningful progress across food and beverage, marketing, and our refreshed remodel program, which are delivering a sharper value proposition and driving a stronger guest experience. We have the right strategy, the right team, and the right momentum, and we are highly confident in our ability to drive positive comps for the remainder of the year while generating over $100 million in free cash flow in fiscal 2026.”
1     Adjusted EBITDA and Adjusted net income are non-GAAP financial measures. Please see the discussion under Non-GAAP Measures and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.
2     Adjusted free cash flow is a non-GAAP financial measure. Adjusted free cash flow equals Net Cash Provided by Operating Activities less Capital Expenditures plus Payments from landlords (sale leaseback transactions). Please see the Company’s Quarterly Report on From 10-Q for additional information regarding these values.

Cash Flow and Liquidity
The Company generated $25.3 million in Adjusted free cash flow during the first quarter, ending the quarter with $499.1 million of available liquidity.1
Quarterly Report on Form 10-Q Available
The Company’s Quarterly Report on Form 10-Q, which will be available at www.sec.gov and on the Company’s investor relations website, contains a thorough review of its financial results for the first quarter ended May 5, 2026.
Investor Conference Call and Webcast
Management will host a conference call to discuss these results on Monday, June 15, 2026 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Both the live and archived webcasts of the conference call will be available at ir.daveandbusters.com. Participants in the U.S. can access the conference call by dialing toll-free (888) 596-4144, and international participants can access by dialing +1 (646) 968-2525. The conference ID is 2926680. A replay will be available after the call beginning at 6:00 p.m. Central Time (7:00 p.m. Eastern Time) and can be accessed by dialing toll-free (800) 770-2030 or by the toll number +1 (609) 800-9909. The replay conference ID is also 2926680.
About Dave & Buster’s Entertainment, Inc.
Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster's Entertainment, Inc. is the owner and operator of 247 stores in North America that offer premier entertainment and dining experiences to guests through two distinct brands: Dave & Buster’s and Main Event. The Company has 182 Dave & Buster’s branded stores in 43 states, Puerto Rico, and Canada and offers guests the opportunity to “Eat Drink Play and Watch” all in one location. Each store offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. The Company also operates 65 Main Event branded stores in 23 states across the country, and offers state-of-the-art bowling, laser tag, hundreds of arcade games and virtual reality, making it the perfect place for families to connect and make memories. Internationally, the Company is in early-stage growth as a franchisor of its brands with six Dave & Buster’s franchise stores currently open. For more information about each brand, visit daveandbusters.com and mainevent.com.
Forward-Looking Statements
The Company cautions that this release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, including: our ability to continue as a going concern; our ability to obtain waivers, and thereafter continue to satisfy covenant requirements under our revolving credit facility; our ability to access other funding sources; our overall level of indebtedness; general business and economic conditions; the impact of competition; the seasonality of the Company's business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending; changes in demographic trends; changes in governmental regulations; unfavorable publicity; our ability to open new stores; and acts of God. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.

1 Available liquidity is defined as cash and cash equivalents plus availability under the Company’s $650.0 million revolving credit facility.

Non-GAAP Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Credit Adjusted EBITDA (calculated in accordance with the Company’s Credit Facility), Net Total Leverage Ratio (calculated in accordance with the Company’s Credit Facility), Store operating income before depreciation and amortization, Adjusted net income (loss), Adjusted net income (loss) per share - diluted, and Adjusted free cash flow reconciliations or numerical inputs of which can be found on the following pages or in the Company’s Quarterly Report on Form 10-Q (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies or calculated differently than similar measures used by other companies.
For Investor Relations Inquiries:
Cory Hatton, Head of Entertainment Finance, Investor Relations & Treasurer
Dave & Buster’s Entertainment, Inc.
Cory.Hatton@daveandbusters.com

DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations
(unaudited, in millions, except per share amounts)

	Three Months Ended
	May 5, 2026 (1)		May 6, 2025 (1)
Entertainment revenues	$345.1	61.7%	$366.6	64.6%
Food and beverage revenues	214.1	38.3%	201.1	35.4%
Total revenues	559.2	100.0%	567.7	100.0%
Cost of entertainment	27.4	7.9%	30.6	8.3%
Cost of food and beverage	52.4	24.5%	51.5	25.6%
Total cost of products	79.8	14.3%	82.1	14.5%
Operating payroll and benefits	140.1	25.1%	135.0	23.8%
Other store operating expenses	186.7	33.4%	188.4	33.2%
General and administrative expenses	27.5	4.9%	24.4	4.3%
Depreciation and amortization expenses	70.9	12.7%	63.2	11.1%
Pre-opening costs	5.4	1.0%	6.1	1.1%
Other charges and gains	1.9	0.3%	5.3	0.9%
Total operating costs	512.3	91.6%	504.5	88.9%
Operating income	46.9	8.4%	63.2	11.1%
Interest expense, net	36.9	6.6%	36.8	6.5%
Income before income taxes	10.0	1.8%	26.4	4.7%
Provision for income taxes	4.3	0.8%	4.7	0.8%
Net income	$5.7	1.0%	$21.7	3.8%

Net income per share:
Basic	$0.16		$0.63
Diluted	$0.16		$0.62
Weighted average shares used in per share calculations:
Basic shares	34.66		34.72
Diluted shares	34.94		35.19

Other information:
Company-owned stores at end of period	244		234
Store operating weeks in the period	3,159		3,018
Total revenue per store operating weeks in the period (in thousands)	$177		$188
Total revenue per square foot per store operating weeks in the period (in dollars)	$4.32		$4.55
(1)All percentages are expressed as a percentage of total revenues for the respective period presented, except cost of entertainment, which is expressed as a percentage of entertainment revenues, and cost of food and beverage, which is expressed as a percentage of food and beverage revenues.

DAVE & BUSTER'S ENTERTAINMENT, INC.
Other Operating Data
(unaudited, in millions)
Condensed Consolidated Balance Sheets:

	May 5, 2026	February 3, 2026
ASSETS
Cash and cash equivalents	$19.6	$16.6
Other current assets	111.3	107.5
Total current assets	130.9	124.1
Property and equipment, net	1,740.6	1,719.0
Operating lease right of use assets	1,295.1	1,303.2
Intangible and other assets, net	969.2	970.3
Total assets	$4,135.8	$4,116.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$451.9	$434.6
Deferred income taxes	70.5	68.6
Operating lease liabilities	1,556.3	1,562.6
Other long-term liabilities	462.2	444.6
Long-term debt, net	1,495.3	1,515.0
Stockholders' equity	99.6	91.2
Total liabilities and stockholders' equity	$4,135.8	$4,116.6

Summary Cash Flow Information:

	Three Months Ended
	May 5, 2026	May 6, 2025
Net cash provided by (used in):
Operating activities:	$113.8	$95.8
Investing activities:	(105.3)	(154.6)
Financing activities:	(5.5)	63.8
Increase (decrease) in cash and cash equivalents	$3.0	$5.0

DAVE & BUSTER'S ENTERTAINMENT, INC.
Non-GAAP Measures
(unaudited, in millions)
Adjusted EBITDA:
Adjusted EBITDA represents net income, plus interest expense, net, loss on debt refinancing, provision for income taxes, depreciation and amortization expense, (gain) loss on property and equipment transactions, impairment of long-lived assets, share-based compensation, currency transaction (gains) losses and other costs, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is presented because we believe that it provides useful information to investors and analysts regarding our operating performance. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. A reconciliation of net income (loss) to Adjusted EBITDA is provided below for the periods presented:

	Three Months Ended
	May 5, 2026 (1)		May 6, 2025 (1)
Net income	$5.7	1.0%	$21.7	3.8%
Add back:
Interest expense, net	36.9		36.8
Provision for income taxes	4.3		4.7
Depreciation and amortization expense	70.9		63.2
Share-based compensation (2)	2.5		3.0
Transaction and integration costs (3)	—		0.2
System implementation costs (4)	—		1.5
Other items, net (5)	2.9		5.0
Adjusted EBITDA, a non-GAAP measure	$123.2	22.0%	$136.1	24.0%
(1)All percentages are expressed as a percentage of total revenues for the respective period presented.
(2)Non-cash share-based compensation expense, net of forfeitures, recorded in General and administrative expenses on the Consolidated Statements of Comprehensive Income.
(3)Transaction and integration costs related to the acquisition and integration of Main Event recorded in Other charges and gains on the Consolidated Statements of Comprehensive Income.
(4)System implementation costs represent expenses incurred related to the development and launch of new enterprise resource planning, human capital management and inventory software for our stores and store support teams and staff augmentation for the implementation team at the store support center. These charges are primarily recorded in Other charges and gains on the Consolidated Statements of Comprehensive Income.
(5)The amounts for the 2026 periods primarily consisted of severance costs and a loss on property and equipment transactions and other write-offs. The amount for the fiscal 2025 periods primarily consisted of severance costs and a loss on property and equipment transactions other write-offs. The third-party consulting fees for the 2025 period are not part of our ongoing operations and were incurred in association with a change in leadership to execute a discrete, project-based strategic initiative aimed at analyzing and summarizing growth opportunities for the Company. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business. Loss on property and equipment transactions is included in Other charges and gains on the Consolidated Statements of Comprehensive Income.

Store Operating Income Before Depreciation and Amortization:
Store Operating Income Before Depreciation and Amortization, a non-GAAP measure, represents operating income, plus depreciation and amortization expense, general and administrative expenses, pre-opening costs and other gains and charges. We believe that Store Operating Income Before Depreciation and Amortization is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store Operating Income Before Depreciation and Amortization is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency, and performance, and we use Store Operating Income Before Depreciation and Amortization as a means of evaluating store financial performance compared with our competitors. However, because this measure excludes significant items such as general and administrative expenses, pre-opening costs and other gains and charges, as well as our interest expense, net, loss on debt extinguishment/refinance and depreciation and amortization expense, which are important in evaluating our consolidated financial performance from period to period, the value of this measure is limited as a measure of our consolidated financial performance.

	Three Months Ended
	May 5, 2026 (1)		May 6, 2025 (1)
Operating income	$46.9	8.4%	$63.2	11.1%
Add back:
General and administrative expenses	27.5		24.4
Depreciation and amortization expense	70.9		63.2
Pre-opening costs	5.4		6.1
Other Gains and Charges	1.9		5.3
Store operating income before depreciation and amortization, a non-GAAP measure	$152.6	27.3%	$162.2	28.6%
(1)All percentages are expressed as a percentage of total revenues for the respective period presented..

Credit Adjusted EBITDA and Net Total Leverage Ratio:
Credit Adjusted EBITDA, a non-GAAP measure, represents net loss plus certain items as defined at Adjusted EBITDA above, as well as certain other adjustments as defined in our Credit Agreement. These other adjustments include (i) entertainment revenue deferrals, (ii) the cost of new projects, including store pre-opening costs, (iii) business optimization expenses and other restructuring costs, and (iv) other costs and adjustments as permitted by the Credit Agreement. We believe the presentation of Credit Adjusted EBITDA is appropriate as it provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Credit Agreement. The following table sets forth a reconciliation of Net income to Credit Adjusted EBITDA for the period shown:

Trailing Four Quarters Ended May 5, 2026
Net loss	$(64.7)
Add back:
Interest expense, net	154.1
Loss on debt refinancing	—
Provision for income taxes	(19.6)
Depreciation and amortization expense	287.1
Share-based compensation (1)	19.1
Transaction and integration costs (2)	0.5
System implementation costs (3)	1.8
Loss on property and equipment transactions and impairments (4)	35.0
Other items, net (5)	10.4
Pre-opening costs (6)	18.4
Credit Facility specific items, net (7)	19.8
Credit Adjusted EBITDA, a non-GAAP measure	$461.9
(1)See discussion of share-based compensation at Adjusted EBITDA above.
(2)See discussion of transaction and integration costs at Adjusted EBITDA above.
(3)See discussion of system implementation costs at Adjusted EBITDA above.
(4)Consists of store asset impairments and loss on property and equipment disposals.
(5)Primarily consists of discretionary retention incentives, severance costs, (gain) loss on property and equipment transactions and certain third-party consulting fees. The third-party consulting fees are not part of our ongoing operations and were incurred in association with a change in leadership to execute discrete, project-based strategic initiatives aimed at analyzing and summarizing growth opportunities and cost reductions for the Company. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business. Third-party consulting fees, discretionary retention incentives and severance costs are included in General and administrative expenses on the Consolidated Statements of Comprehensive Income.
(6)Represents costs incurred, primarily consisting of occupancy and payroll related expenses, associated with the opening of new stores. These costs are considered a “cost of new projects” as defined in our Credit Facility.
(7)Represents other adjustments allowed under our Credit Agreement in the determination of Net Total Leverage Ratio including (i) amortization of software costs, (ii) executive search fees, (iii) public company costs, (iv) estimated impact of remodels to financial performance, (v) the proforma impact of certain leases that were reclassified as finance leases during fiscal 2025 and (vi) the pro forma impact of certain implemented cost saving initiatives.

The following table provides a calculation of Net Total Leverage Ratio, as defined in the Credit Agreement, for the period shown:

	As of, and for the Trailing Four Quarters Ended May 5, 2026
Credit Adjusted EBITDA (a)	$461.9
Total debt (1)	1,535.3
Less: Cash and cash equivalents	(19.6)
Add: Outstanding letters of credit	20.5
Net debt (b)	$1,536.2
Net Total Leverage Ratio (b / a)	3.3	x
(1)Amount represents the face amount of debt outstanding, net of unamortized debt issuance costs and debt discounts, and balances outstanding under finance leases.
Adjusted Net Income and Adjusted Net Income Per Share - Diluted:
Adjusted net income, a non-GAAP measure, represents net income before special items, as calculated below, and Adjusted net income per share - diluted, a non-GAAP measure, represents Adjusted net income on a fully diluted, per share basis. We believe excluding these special items from net income provides investors with a clearer perspective of our ongoing operating performance and a more relevant comparison to prior period results. The following table presents a reconciliation of net income to Adjusted net income and presents Adjusted net income per diluted share, for the periods shown:

	Three Months Ended
	May 5, 2026		May 6, 2025
	$	Per Diluted Share	$	Per Diluted Share
Net income and net income per diluted share	$5.7	$0.16	$21.7	$0.62
Add back:
Transaction and integration costs (1)	—	—	0.2	0.01
System implementation costs (2)	—	—	1.5	0.04
Other items, net (3)	2.9	0.08	5.0	0.14
Tax impact of items above, net (4)	(0.8)	(0.02)	(1.7)	(0.05)
Adjusted net income (loss) and Adjusted net income (loss) per share - diluted, non-GAAP measures	$7.8	$0.22	$26.7	$0.76
(1)See discussion of transaction and integration costs at Adjusted EBITDA above.
(2)See discussion of system implementation costs at Adjusted EBITDA above.
(3)See discussion of other items, net at Adjusted EBITDA above.
(4)The income tax effect related to special items is based on the statutory tax rate for the applicable period.